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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 28, 2001, except for Notes 1 and 9, as to which the date is April 4, 2001 and Note 19(b), as to which the date is January 18, 2002, relating to the consolidated financial statements of Canyon Resources Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, CO
January 18, 2002